EXHIBIT 99.1

BNSF [LOGO]	NEWS

Investor Contact:	Marsha Morgan	FOR IMMEDIATE RELEASE
(817) 352-6452

Media Contact:	Richard Russack
(817) 867-6425

Burlington Northern Santa Fe Reports

Third-Quarter 2003 Results

•	Third-quarter 2003 earnings was $0.55 per share, or 8 percent higher, compared with third-quarter 2002 earnings of $0.51 per share.

•	Freight revenues increased $83 million, or 4 percent, to a record $2.37 billion compared with the 2002 third quarter.

•	Operating income was $430 million compared with $419 million a year ago.

•	Fuel expense was $45 million, or 21 percent, higher than fuel expense in the third quarter of 2002.

FORT WORTH, Texas, October 21, 2003 – Burlington Northern Santa Fe Corporation (BNSF) (NYSE: BNI) today reported third-quarter 2003 earnings of $0.55 per share compared with third-quarter 2002 earnings of $0.51 per share.

“Strong volumes in international and truckload intermodal coupled with an increasing export demand for wheat and growing demand for paper, construction products and building products contributed to record third-quarter revenues,” said Matthew K. Rose, BNSF Chairman, President and Chief Executive Officer. “We saw improvements in pricing and volume despite the continued softness of the U.S. manufacturing sector,” Rose pointed out.

Freight revenues for the third quarter increased $83 million, or 4 percent, to a record $2.37 billion compared with 2002 third-quarter revenues of $2.28 billion. Third-quarter freight revenues included increased fuel surcharges of $22 million compared with the prior year. Consumer Products revenues increased $48 million, or 5 percent, to a record $929 million

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reflecting continued growth in the international, truckload and perishables sectors as well as growth in existing business. Industrial Products revenues rose $30 million, or 6 percent, to a record $554 million reflecting strong demand for paper, lumber, aggregates and clay. Agricultural Products revenues were up $29 million, or 9 percent, to $371 million, as a result of increased export demand for wheat and greater ethanol shipments from Midwest plants to California. Coal revenues decreased $24 million, or 5 percent, to $511 million as a result of less demand due to milder summer weather and flooding at mines in the Powder River Basin which limited loadings.

Operating expenses of $1.97 billion were $76 million, or 4 percent, higher than the same period in 2002. Increases in operating expense were primarily driven by a $45 million, or 21 percent, increase in fuel expense compared with the third quarter of 2002.

Operating income rose $11 million, or 3 percent, to $430 million for the third quarter of 2003 from $419 million for the third quarter of 2002. BNSF’s operating ratio was 81.8 percent compared to 81.6 percent for the same period in the prior year.

Common Stock Repurchases

During the third quarter of 2003, BNSF repurchased approximately 2 million shares of its common stock at an average price of $27.93 per share. This brings total repurchases under BNSF’s 150-million share-repurchase program to approximately 122 million shares as of September 30, 2003, at an average price of $26.01 per share since the program was announced in July 1997.

BNSF’s subsidiary, The Burlington Northern and Santa Fe Railway Company, operates one of the largest railroad networks in North America, with about 32,500 route miles covering 28 states and two Canadian provinces. BNSF is an industry leader in Web-enabling a variety of customer transactions at www.bnsf.com. The railway is among the world’s top transporters of intermodal traffic, moves more grain than any other American railroad, transports the mineral components of many of the products we depend on daily, and hauls enough coal to generate about ten percent of the electricity produced in the United States.

Financial information follows.

Statements made in this release concerning projections or expectations of financial or operational performance, or concerning other future events or objectives or results, are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements involve a number of risks and uncertainties and actual results may differ materially from that projected or implied in those statements. Important factors that could cause such differences include, but are not limited to, economic and industry conditions: material adverse changes in economic or industry conditions, both within the United States and globally, customer demand, effects of adverse economic conditions affecting shippers, adverse economic conditions in the industries and geographic areas that produce and consume freight, competition and consolidation within the transportation industry, commodity concentrations, the extent to which BNSF is successful in gaining new long-term relationships with customers or retaining existing ones, changes in fuel prices, changes in the securities and capital markets, and changes in labor costs and labor difficulties, including stoppages affecting either BNSF’s operations or our customers’ abilities to deliver goods to BNSF for shipment; legal and regulatory factors: developments and changes in laws and regulations and the ultimate outcome of shipper and rate claims subject to adjudication, environmental investigations or proceedings and other types of claims and litigation; and operating factors: technical difficulties, changes in operating conditions and costs, the Company’s ability to achieve its operational and financial initiatives and to contain costs, as well as natural events such as severe weather, floods and earthquakes or other disruptions of the Company’s operating systems, structures, or equipment.

The Company cautions against placing undue reliance on forward-looking statements, which reflect its current beliefs and are based on information currently available to it as of the date a forward-looking statement is made. The Company undertakes no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event the Company does update any forward-looking statement, no inference should be made that the Company will make additional updates with respect to that statement, related matters, or any other forward-looking statement. Any corrections or revisions may appear in the Company’s public filings with the Securities and Exchange Commission (SEC), which are accessible at www.sec.gov or on the Company’s website at www.bnsf.com, and which you are advised to consult. Investors are encouraged to read the Company’s earnings release and investors’ report together with its SEC filings for a more complete picture and better understanding of the Company and its financial disclosures.

Burlington Northern Santa Fe Corporation

Consolidated Income Information*

(Dollars in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Operating revenues
Freight revenues	$2,365	$2,282	$6,830	$6,603
Other revenues	30	26	91	75

Total operating revenues	2,395	2,308	6,921	6,678

Operating expenses
Compensation and benefits	764	732	2,181	2,151
Purchased services	314	302	927	858
Depreciation and amortization	232	235	683	696
Equipment rents	180	182	529	534
Fuel	260	215	797	606
Materials and other	215	223	616	613

Total operating expenses	1,965	1,889	5,733	5,458

Operating income	430	419	1,188	1,220
Interest expense	106	107	318	321
Other (income) expense, net	(4)	5	1	7

Income before income taxes and cumulative effect of accounting change	328	307	869	892
Income tax expense	125	115	318	334

Income before cumulative effect of accounting change	203	192	551	558
Cumulative effect of accounting change, net of tax (a)	—	—	39	—

Net income	$203	$192	$590	$558

Diluted earnings per share before cumulative effect of accounting change	$0.55	$0.51	$1.48	$1.46
Diluted earnings per share after cumulative effect of accounting change	$0.55	$0.51	$1.58	$1.46

Diluted average shares outstanding (in millions)	371.4	379.5	372.4	382.4

Operating ratio (b)	81.8%	81.6%	82.6%	81.5%

(a)	Reflects the adoption of Statement of Financial Accounting Standards (SFAS) No. 143, Accounting for Asset Retirement Obligations. This standard changed the way the rail industry accounts for asset retirement costs.

(b)	Calculated as Total operating expenses less Other revenues divided by Freight revenues.

*	Certain prior period amounts have been reclassified to conform with the current period presentation.

Burlington Northern Santa Fe Corporation

Consolidated Balance Sheet Information

(Dollars in millions, except per share amounts)

	September 30, 2003	December 31, 2002
Assets
Current assets:
Cash and cash equivalents	$30	$28
Accounts receivable, net	158	141
Materials and supplies	217	226
Current portion of deferred income taxes	323	314
Other current assets	111	82

Total current assets	839	791
Property and equipment, net	24,827	24,022
Other assets	1,004	954

Total assets	$26,670	$25,767

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other current liabilities	$2,049	$1,918
Long-term debt due within one year	143	173

Total current liabilities	2,192	2,091
Long-term debt and commercial paper	6,826	6,641
Deferred income taxes	7,308	6,975
Casualty and environmental liabilities	444	444
Minimum pension liability	368	368
Employee merger and separation costs	151	170
Other liabilities	1,129	1,146

Total liabilities	18,418	17,835

Stockholders’ equity:
Common stock and additional paid-in capital	5,717	5,669
Retained earnings	6,070	5,625
Treasury stock	(3,296)	(3,114)
Unearned compensation	(41)	(39)
Accumulated other comprehensive loss	(198)	(209)

Total stockholders’ equity	8,252	7,932

Total liabilities and stockholders’ equity	$26,670	$25,767

Book value per share	$22.24	$21.11

Common shares outstanding (in millions)	371.0	375.8

Net debt to total capitalization*	45.7%	46.1%

*	Net debt is calculated as total debt less Cash and cash equivalents, and capitalization is calculated as the sum of net debt and Total stockholders’ equity.

Burlington Northern Santa Fe Corporation

Consolidated Cash Flow Information

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Operating activities
Net income	$203	$192	$590	$558
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	232	235	683	696
Deferred income taxes	109	96	292	286
Employee merger and separation costs paid	(19)	(17)	(37)	(48)
Cumulative effect of accounting change	—	—	(39)	—
Other, net	(19)	1	(36)	(32)
Changes in working capital	138	90	82	19

Net cash provided by operating activities	644	597	1,535	1,479

Investing activities
Capital expenditures	(478)	(375)	(1,313)	(1,016)
Other, net	(29)	(29)	(61)	(127)

Net cash used for investing activities	(507)	(404)	(1,374)	(1,143)

Financing activities
Net (repayments) borrowings	(55)	(200)	133	67
Dividends paid	(46)	(46)	(135)	(138)
Purchase of BNSF common stock	(55)	(82)	(178)	(281)
Proceeds from stock options exercised	5	5	23	40
Other financing activities	1	(1)	(2)	(3)

Net cash used for financing activities	(150)	(324)	(159)	(315)

Increase (decrease) in cash and cash equivalents	(13)	(131)	2	21
Cash and cash equivalents:
Beginning of period	43	178	28	26

End of period	$30	$47	$30	$47

Burlington Northern Santa Fe Corporation

Operating Statistics *

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Cars/units (in thousands)	2,213	2,142	6,384	6,105
Average revenues per car/unit	$1,069	$1,065	$1,070	$1,082
Revenue ton miles (in millions)	128,549	124,547	373,913	364,792
Gross ton miles (in millions)	230,275	222,967	671,063	649,762
RTM/GTM	0.56	0.56	0.56	0.56
Freight revenue/thousand RTM	$18.40	$18.32	$18.27	$18.10
Operating expense/thousand RTM	$15.29	$15.17	$15.33	$14.96
Freight revenue/thousand GTM	$10.27	$10.23	$10.18	$10.16
Operating expense/thousand GTM	$8.53	$8.47	$8.54	$8.40
Compensation and benefits/thousand GTM	$3.32	$3.28	$3.25	$3.31
Average employees	36,834	37,745	36,628	37,536
Period end employees	36,875	37,243	36,875	37,243
Thousand RTM/average employee	3,490	3,300	10,208	9,718
Thousand GTM/average employee	6,252	5,907	18,321	17,310
Gallons of fuel used (in millions)	301	291	890	857
Average price per gallon of fuel (cents) (a)	86.4	73.9	89.6	70.7
GTM/gallon of fuel	765	766	754	758
Freight train miles (in millions)	39	37	113	108
GTM/freight train hours (in thousands)	132	139	135	144
Route Miles Operated	32,377	32,944	32,377	32,944

(a)	Includes handling, taxes and hedge effect.

*	Certain prior period amounts have been reclassified to conform with the current period presentation.

Burlington Northern Santa Fe Corporation

Revenue Statistics by Commodity

	Three Months Ended September 30,		Percent Change	Nine Months Ended September 30,		Percent Change
Revenues (in millions)	2003	2002		2003	2002
Intermodal	$787	$734	7.2%	$2,240	$2,060	8.7%
Automotive	66	76	(13.2)	227	243	(6.6)
Other Consumer Products	76	71	7.0	221	204	8.3

Total Consumer Products	929	881	5.4	2,688	2,507	7.2
Industrial Products	554	524	5.7	1,596	1,550	3.0
Coal	511	535	(4.5)	1,500	1,531	(2.0)
Agricultural Products	371	342	8.5	1,046	1,015	3.1

Total freight revenue	2,365	2,282	3.6	6,830	6,603	3.4
Other revenue	30	26	15.4	91	75	21.3

Total revenues	$2,395	$2,308	3.8%	$6,921	$6,678	3.6%

Cars/units (in thousands)
Intermodal	1,035	956	8.3%	2,961	2,665	11.1%
Automotive	34	38	(10.5)	116	115	0.9
Other Consumer Products	43	43	—	126	123	2.4

Total Consumer Products	1,112	1,037	7.2	3,203	2,903	10.3
Industrial Products	375	370	1.4	1,072	1,075	(0.3)
Coal	519	540	(3.9)	1,510	1,551	(2.6)
Agricultural Products	207	195	6.2	599	576	4.0

Total cars/units	2,213	2,142	3.3%	6,384	6,105	4.6%

Average revenue per car/unit
Intermodal	$760	$768	(1.0)%	$757	$773	(2.1)%
Automotive	1,941	2,000	(3.0)	1,957	2,113	(7.4)
Other Consumer Products	1,767	1,651	7.0	1,754	1,659	5.7

Total Consumer Products	835	850	(1.8)	839	864	(2.9)
Industrial Products	1,477	1,416	4.3	1,489	1,442	3.3
Coal	985	991	(0.6)	993	987	0.6
Agricultural Products	1,792	1,754	2.2	1,746	1,762	(0.9)

Average revenue per car/unit	$1,069	$1,065	0.4%	$1,070	$1,082	(1.1)%

Revenue ton miles (in millions)
Intermodal	25,100	23,114	8.6%	73,354	67,207	9.1%
Automotive	976	1,143	(14.6)	3,424	3,642	(6.0)
Other Consumer Products	3,227	3,116	3.6	9,396	9,124	3.0

Total Consumer Products	29,303	27,373	7.1	86,174	79,973	7.8
Industrial Products	25,457	24,083	5.7	72,711	70,583	3.0
Coal	52,469	54,275	(3.3)	152,005	155,142	(2.0)
Agricultural Products	21,320	18,816	13.3	63,023	59,094	6.6

Total revenue ton miles	128,549	124,547	3.2%	373,913	364,792	2.5%

Freight revenue per thousand ton miles
Intermodal	$31.35	$31.76	(1.3)%	$30.54	$30.65	(0.4)%
Automotive	67.62	66.49	1.7	66.30	66.72	(0.6)
Other Consumer Products	23.55	22.79	3.3	23.52	22.36	5.2

Total Consumer Products	31.70	32.18	(1.5)	31.19	31.35	(0.5)
Industrial Products	21.76	21.76	—	21.95	21.96	—
Coal	9.74	9.86	(1.2)	9.87	9.87	—
Agricultural Products	17.40	18.18	(4.3)	16.60	17.18	(3.4)

Freight revenue per thousand ton miles	$18.40	$18.32	0.4%	$18.27	$18.10	0.9%

Burlington Northern Santa Fe Corporation

Capital Expenditures and Track Maintenance

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Capital expenditures (in millions)
Maintenance of way
Rail	$58	$62	$183	$168
Ties	63	62	196	198
Surfacing	52	53	124	122
Other	83	93	250	237

Total maintenance of way	256	270	753	725
Mechanical	36	36	84	98
Information services	17	21	42	62
Other	24	24	62	51

Total maintenance of business	333	351	941	936

New locomotive acquisitions	51	—	207	—
Terminal and line expansion	87	24	154	73
Other	7	—	11	7

Total capital expenditures	$478	$375	$1,313	$1,016

Operating lease commitments	$—	$41	$—	$147

Total capital commitments	$478	$416	$1,313	$1,163

Track maintenance
Track miles of rail laid
Maintenance of business	204	260	560	579
Expansion projects	60	2	93	4

Total	264	262	653	583

Cross ties inserted (thousands)
Maintenance of business	649	523	1,869	1,972
Expansion projects	129	10	205	17

Total	778	533	2,074	1,989

Track resurfaced (miles)	4,283	4,273	10,094	10,000

Burlington Northern Santa Fe Corporation

Supplemental Operating Expense Information*

(in millions)

	1st Quarter	2nd Quarter	3rd Quarter
2003 Operating expenses
Compensation and benefits	$718	$699	$764
Purchased services	301	312	314
Depreciation and amortization	226	225	232
Equipment rents	169	180	180
Fuel	274	263	260
Materials and other	198	203	215

Total operating expenses	$1,886	$1,882	$1,965

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Full Year
2002 Operating expenses
Compensation and benefits	$719	$700	$732	$743	$2,894
Purchased services	275	281	302	288	1,146
Depreciation and amortization	230	231	235	235	931
Equipment rents	175	177	182	164	698
Fuel	184	207	215	227	833
Materials and other	200	190	223	208	821

Total operating expenses	$1,783	$1,786	$1,889	$1,865	$7,323

*	Certain prior period amounts have been reclassified to conform with the current period presentation.